EXHIBIT 10.5

                                 AMENDMENT NO. 1
                                     TO THE
                      REVOLVING LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 1 TO THE REVOLVING LOAN AND SECURITY AGREEMENT (the "Amendment") by and between Bateman Dynasty, LC ("Bateman") and Quest Group International, Inc. ("Quest") is made and entered into to be effective as of the 1st day of February, 2002, by and between the undersigned parties.

                                    RECITALS

         A. Bateman and Quest entered into an agreement captioned "Revolving Loan And Security Agreement" effective September 1, 2001 (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

         B. The parties desire to amend the Loan Agreement as described below.

         NOW THEREFORE, the parties hereto hereby amend the Loan Agreement as follows:

         1. Section 2.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

         2.3 In addition to the payments referenced in Section 2.1 and the repayment of the principal and interest owing on the Loans, Lender shall be entitled to payments of $5,000 per month beginning in September 2001. This monthly payment is only due when monthly Net Sales exceeds $100,000. The monthly payment shall be increased to $10,000 in any month in which Net Sales exceeds $200,000 and the monthly payment shall be increased to $20,000 in any month in which Net Sales exceeds $1,000,000. The payment is due on the last day of the month following the month in which the payment amount becomes known. Bateman and Quest will determine a payment schedule for any payments in arrears at such time as Quest's monthly sales reaches $100,000. The payment reference in this section 2.3 may be assigned by the Lender with or without the written authorization of the Borrower provided that the assignment complies in all respects with applicable laws and regulations, including, but not limited to, applicable securities laws.

         2. The Loan Agreement shall remain in full force and effect and shall remain unaltered, except to the extent specifically amended herein.

         3. This Amendment may be executed in any number of duplicate originals or counterparts, each of which shall be of equal force and effect. The signature in counterpart on a facsimile transmission copy of this contract shall be valid and binding.

         IN WITNESS WHEREOF, the undersigned, have executed this Amendment No. 1 to the Loan Agreement to be effective as of the date first above written.

BATEMAN DYNASTY, LC                           QUEST GROUP INTERNATIONAL, INC.



By   /s/ Lynn Bateman                         By   /s/ Craig Davis
   -----------------------                       ------------------------------
Its:                                             Craig Davis, President